SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2004

__________________

DOVER CORPORATION

(Exact Name of Registrant as Specified in Charter)

__________________

STATE OF DELAWARE (State or Other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)

280 Park Avenue, New York, NY (Address of Principal Executive Offices)		10017 (Zip Code)

(212) 922-1640
(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     See the information set forth in Item 2.03 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     On September 8, 2004, Dover Corporation (the “Company”) entered into a $600 million five-year unsecured revolving credit facility with a syndicate of fifteen banks (the “Lenders”) pursuant to a Credit Agreement dated as of September 8, 2004 among the Company, the Lenders, the Borrowing Subsidiaries party thereto, JPMorgan Chase Bank as Administrative Agent, Deutsche Bank Securities Inc. as Syndication Agent, and Bank of America, N.A., The Royal Bank Scotland plc and Wachovia Bank, National Association, as Documentation Agents (the “Credit Agreement”). Subsidiaries of the Company who agree to become parties to the Credit Agreement are also entitled to draw funds under the Credit Agreement and are termed Borrowing Subsidiaries. The obligations of Borrowing Subsidiaries in respect of their borrowings are guaranteed by the Company. As of the date hereof, there are no Borrowing Subsidiaries. The commitments of the Lenders under the Credit Agreement may be increased by up to $150 million during its term. The Credit Agreement replaced an existing 364-day credit facility and a 3-year credit facility in the same aggregate principal amount and on substantially the same terms and is intended to be used primarily as liquidity back-up for the Company’s commercial paper program. As described above, the Credit Agreement has a five-year term, whereas the prior facilities had respective terms of 364 days and three years and would otherwise have expired in October 2004 and October 2005, respectively. The principal amount of the Credit Agreement is the same as the aggregate principal amount of the two prior facilities that it replaced. As of September 13, 2004, the Company has not drawn down any loan under the Credit Agreement, and does not anticipate doing so, and had commercial paper outstanding in the principal amount of $105,000,000.

     In the event of a drawdown under the Credit Agreement, the outstanding principal balance of all such drawings will be due on September 8, 2009 (the “Maturity Date”) or on any earlier date on which all of the Lenders’ commitments under the Credit Agreement are terminated. However, as with the two prior facilities that it replaced, upon the occurrence and during the continuance of any event of default set forth in the Credit Agreement, as described further below, the Lenders may accelerate and declare all or a portion of the Company’s obligations thereunder due and payable.

     The Company may elect to have loans under the Credit Agreement bear interest at a Eurodollar or alternative currency rate based on LIBOR, plus an applicable margin ranging from 0.19% to .60%, subject to adjustment on the basis of the rating accorded the Company’s senior unsecured debt by S&P and Moody’s (each an “Applicable Rate”), or at a base rate equal to the greater of (1) the prime rate; (2) the Federal funds rate plus 0.5%; (3) 1.0% plus the rate which is the sum of (a) the product of (i) the Three-Month Secondary CD rate (as published by the Federal Reserve Bank of New York) and (ii) the Statutory Reserve Rate of the jurisdiction of the currency in which the loan is made, which Rate is expressed as a fraction, the numerator of which is the number one and the denominator of which is the number one less the aggregate of the maximum reserve, liquid assets or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal as may be set by the government of such jurisdiction (the “Alternate Base Rate”) and (b) the Assessment Rate, which rate is the annual rate most recently estimated by the Credit Agreement’s Administrative Agent as the net annual assessment rate to be employed in calculating amounts payable to the Federal Deposit Insurance Corporation for insurance on US dollar time deposits. In addition, the Company will pay a facility fee with a rate ranging from .06% to ..15% (subject to adjustment on the basis of the rating accorded the Company’s senior debt by S&P and Moody’s) on the total amount of the commitments and a utilization fee at a rate of .10% on the aggregate principal amount of loans outstanding under the Credit Agreement in excess of an agreed upon percentage of the commitments. Interest on loans under the Credit Agreement that accrues at the Applicable Rate will be due and payable on the last day of the applicable interest period (the period commencing on the date the loan is made or the last day of the preceding interest period and ending one, two, three or six months thereafter, as the Company or Borrowing Subsidiary may elect) or, if an interest period is in excess of three months, at intervals of three months after the first day thereof. Interest on loans that accrues at the Alternate Base Rate will be due and payable on the last day of the period beginning on the date the loan is made or the last day of the preceding interest period, and ending on the last day of the applicable fiscal quarter. The principal balance of loans and any accrued and unpaid interest will be due and payable in full on the Maturity Date or the date on which all of the Lenders’ commitments are terminated, if earlier.

     The Credit Agreement imposes various restrictions on the Company that are substantially identical to those in the replaced facilities, including usual and customary limitations on the ability of the Company or any of its subsidiaries to grant liens upon their assets, a prohibition on certain consolidations, mergers and sales and transfers of assets by the Company and limitations on changes in the existing lines of business of Borrowing Subsidiaries without the consent of the Lenders. In addition, as was the case with the replaced facilities, so long as any amounts remain outstanding or unpaid under the facility, the Company must maintain a minimum interest coverage ratio and may not exceed a stated total debt to consolidating net worth percentage. The Credit Agreement includes usual and customary events of default for facilities of this nature (with customary grace periods, as applicable) and provides that, upon the occurrence and continuation of an event of default, payment of all amounts payable under the Credit Agreement may be accelerated and/or the lenders’ commitments may be terminated. In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Agreement will automatically become immediate due and payable, and the Lenders’ commitments will automatically terminate. These terms are all substantially identical to those of the replaced facilities.

     The Company has customary corporate and commercial banking relationships with several of the Lenders and Agents.

     The description of the Credit Agreement set forth above is qualified in its entirety by the Credit Agreement itself, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

99.1	US $600,000,000 Five-year Credit Agreement dated as of September 8, 2004 among Dover Corporation, the Lenders listed therein, the Borrowing Subsidiaries party thereto, JPMorgan Chase Bank, as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., The Royal Bank Scotland plc and Wachovia Bank, National Association, as Documentation Agents.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2004	DOVER CORPORATION (Registrant)
	By:	/s/ Joseph W. Schmidt
		Name:	Joseph W. Schmidt
		Title:	Vice President, General Counsel and Secretary

3

EXHIBIT INDEX

Number	Exhibit
99.1	US $600,000,000 Five-year Credit Agreement dated as of September 8, 2004 among Dover Corporation, the Lenders listed therein, the Borrowing Subsidiaries party thereto, JPMorgan Chase Bank, as Administrative Agent, Deutsche Bank Securities Inc., as Syndication Agent, and Bank of America, N.A., The Royal Bank Scotland plc and Wachovia Bank, National Association, as Documentation Agents.

4